Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1/A no.3 of our report dated April 15, 2024, with respect to our audits of the financial statements of ENERTEC SYSTEMS 2001 LTD. as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 not included herein, appearing in the Annual Report on Form 10-K of Hyperscale Data, Inc. (formerly known as Ault Alliance, Inc.) for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Ziv Haft/s/ Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

January 13, 2025